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                                                                    EXHIBIT 99.5


                          ENDOTHELIN LICENSE AGREEMENT

         THIS ENDOTHELIN LICENSE AGREEMENT (this "Agreement") is entered into as of this 6th day of June, 2000 by and between TEXAS BIOTECHNOLOGY CORPORATION, a Delaware corporation ("TBC"), in favor and for the benefit of and with ICOS-TEXAS BIOTECHNOLOGY L.P., a Delaware limited partnership (the "Partnership"), pursuant to the terms and conditions of that certain Agreement of Limited Partnership of the Partnership, dated as of June 6, 2000 (the "Partnership Agreement"), by and between TBC and ICOS-ET-LP LLC, a Washington limited liability company, as limited partners, and TBC-ET, Inc., a Delaware corporation, and ICOS-ET-GP LLC, a Washington limited liability company ("ICOS-GP"), as general partners.

                                    RECITALS

         WHEREAS, the Partnership intends to engage in the research, development, manufacture, production and sale of Endothelin Products (as defined in Article 1 below) for use in the Field (as defined in Article I below); and

         WHEREAS, in connection with the formation of the Partnership and the granting of a limited partnership interest in the Partnership to TBC in accordance with the Partnership Agreement, TBC is willing to contribute to the Partnership a license to use the Background Technology (as defined in Article I below) in the Field upon the terms set forth herein;

         NOW, THEREFORE, in consideration of the initial capital contribution to the Partnership pursuant to the Partnership Agreement, TBC and the Partnership hereby agree as follows:

                                 I. DEFINITIONS

         As used in this Agreement:

1.1      AFFILIATE

         The term Affiliate has the meaning as set forth in the Partnership Agreement, except the Parties shall not be deemed to be Affiliates of each other.

1.2      BACKGROUND TECHNOLOGY

         The term Background Technology means the Patents and Technical Information.

1.3      CONSULTANT'S LETTER AGREEMENT

         The term Consultant's Letter Agreement means the letter agreement dated [ * ] to TBC pursuant to which TBC has engaged [ * ].


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1.4      ENDOTHELIN AGENT

         The term Endothelin Agent means [ * ].

1.5      ENDOTHELIN PRODUCT

         The term Endothelin Product means [ * ].

1.6      ENDOTHELIN RECEPTOR

         The term Endothelin Receptor means [ * ].

1.7      FIELD

         The term Field means [ * ].

1.8      [ * ]

1.9      [ * ] AGREEMENT

         The term [ * ] Agreement means [ * ].

1.10     PARTY

         The term Party means TBC or the Partnership.

1.11     PATENTS

         The term Patents means those patents and patent applications set forth in Attachment A and any patents and patent applications owned or controlled by TBC or any of its Affiliates as of the date of this Agreement that cover or relate to the composition, use or method of making an Endothelin Receptor, Endothelin Agent or Endothelin Product, including any renewal, division, continuation or continuation in part of any such applications and any patents issuing thereon, and any reissues, extensions, substitutions, confirmations, registrations, revalidations, revisions, supplementary protection certificates and additions of or to any such patents.

1.12     TECHNICAL INFORMATION

         The term Technical Information means any of the following that are owned or controlled by TBC or any of its Affiliates: [ * ].


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     REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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                      II. LICENSE OF BACKGROUND TECHNOLOGY

2.1      LICENSE

         (a) Subject to the terms of this Agreement and the rights of [ * ] under the [ * ] Agreement, TBC hereby grants to the Partnership [ * ] and license [ * ] to use the Patents solely within the Field to make, have made, use, offer for sale, sell and import Endothelin Products in the Field or any invention claimed in the Patents. The foregoing license is fully paid up and royalty free.

         (b) Subject to the terms of this Agreement and the rights of [ * ] under the [ * ] Agreement, TBC hereby grants to the Partnership an exclusive right and license throughout the world to use the Technical Information in connection with the discovery, research, development or commercialization of Endothelin Receptors, Endothelin Agents or Endothelin Products. The foregoing license is [ * ]. This license is subject to the right of TBC to use the Technical Information for any purpose other than as it relates to Endothelin Receptors, Endothelin Agents or Endothelin Products.

         (c) It is recognized and agreed that (i) some of the Background Technology has been discovered or developed at [ * ].

2.2      RIGHT TO SUBLICENSE

         TBC also hereby grants to the Partnership the right to grant sublicenses within and limited to the scope of the rights and licenses granted to the Partnership in Section 2.1. The Partnership shall notify TBC of the identity of each sublicensee to whom a sublicense is granted and provide TBC a true and correct copy of such sublicense and any and all modifications, amendments, and revisions.

2.3      LIMITATIONS

         No right or license is granted to the Partnership hereunder except as expressly specified in Sections 2.1 and 2.2.

2.4      [ * ] AGREEMENT

         The Partnership hereby is assigned and assumes all of TBC's rights and obligations under the [ * ] Agreement associated with [ * ] (or its "Backup Candidates" pursuant to Section 2.1(e) of the [ * ] Agreement) and [ * ] (as defined in the [ * ] Agreement), except the Partnership does not assume and shall not be responsible for any liabilities or obligations accruing from the actions or inactions of TBC with respect to the [ * ] Agreement prior to the date hereof. The payments from [ * ] under Sections 5.1 and 5.2 of the [ * ] Agreement shall be assigned to the Partnership as follows:

         (a)      [ * ]


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         (b)      [ * ]

         (c)      [ * ]

         (d)      [ * ]

                III. DISCLOSURE AND USE OF BACKGROUND TECHNOLOGY

3.1      DISCLOSURE BY TBC

         TBC shall promptly and fully disclose the Background Technology to the Partnership and ICOS-GP (on behalf of the Partnership). TBC shall provide the Partnership with reasonable quantities of currently available materials identified in items (b) and (c) of the definition of Technical Information.

3.2      LIMITATION

         Except as expressly authorized by this Agreement, as expressly required by the [ * ] Agreement or by the written consent of the other party, during the term of this Agreement and thereafter, each party shall maintain as confidential, and not disclose or otherwise use, any confidential or proprietary information received from the other party; provided, however, that the Partnership may disclose and use the Background Technology in connection with exercise of its license rights hereunder. The foregoing obligations shall not apply to any information:

                  (a) which a receiving party can demonstrate by written records was previously known to the party;

                  (b) which is now public knowledge, or becomes public knowledge in the future, other than through acts or omissions of the receiving party in violation of the terms of this Agreement;

                  (c) which is lawfully obtained by the receiving party from sources independent of the other party who have a lawful right to disclose such information; or

                  (d) which must be disclosed pursuant to applicable laws or regulations or court order, provided the receiving party attempts to obtain an appropriate protective order for such disclosure and provides prompt notice to the other party of the expected disclosure.

3.3      SURVIVAL

         The obligation of confidentiality imposed by the foregoing Section 3.2 shall survive termination of this Agreement for any reason whatsoever.


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     REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.


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               IV. PATENT, COPYRIGHT AND TRADE SECRET ENFORCEMENT

4.1      ENFORCEMENT

         The Partnership shall have the right to bring, defend and maintain, and TBC shall have the right, but not the obligation, unless as an indispensable party, to join in, any suit or action involving infringement of any patents or copyrights, misappropriation of any trade secrets or interference with any other intellectual property right included in the Background Technology licensed to the Partnership in the Field pursuant to this Agreement. Any settlement of such action and/or suit shall only be entered into by the Partnership with the prior written consent of TBC. [ * ]

         The Partnership and TBC will cooperate to the extent necessary and provide reasonable assistance in support of the defense of any suit or action involving infringement of any patents, trademarks or copyrights, misappropriation or theft of any trade secrets or interference with any other intellectual property right included in Background Technology licensed to the Partnership pursuant to this Agreement.

         In the event the Partnership fails or declines to take action to enforce any such patent, copyright, trade secret or other intellectual property right within [ * ] following receipt of notice and evidence of such infringement, misappropriation or interference, [ * ].

4.2      NOTICE OF INFRINGEMENTS

         Either Party hereto shall provide the other with reasonable notice of the evidence and existence of third parties, who come to the attention of such Party and who may be involved in activities which infringe or potentially infringe, misappropriate or potentially misappropriate or interfere with patents, copyrights or trade secrets concerning the Background Technology licensed to the Partnership in the Field pursuant to this Agreement.

4.3      DEFENSE OF INFRINGEMENT CLAIMS

         The Partnership will undertake the defense of any actions brought by a third party alleging that the sale of an Endothelin Product or other action of the Partnership infringes a patent, trademark, copyright or other intellectual property right of such third party. [ * ]

               V. PATENT APPLICATIONS AND COPYRIGHT REGISTRATIONS

5.1      APPLICATIONS

         The Partnership shall have the right and obligation, at its expense, to file, prosecute (including interference actions), maintain and defend the patent applications or patents and copyright registrations or copyrights, if any, covering the Background Technology for Endothelin Products.


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         If the Partnership declines to file, prosecute or maintain any patent application or patent covering the Background Technology, [ * ].

                         VI. REPRESENTATION; DISCLAIMER

6.1      REPRESENTATIONS

         TBC represents and warrants to the Partnership that:

                  (a) TBC (i) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

                  (b) TBC has obtained all necessary consents, approvals and authorizations of all governmental authorities and other third parties required to be obtained in connection with its execution, delivery and performance of this Agreement.

                  (c) Notwithstanding anything to the contrary in this Agreement, TBC's execution, delivery and performance of this Agreement (i) will not conflict with or violate any requirement of applicable laws or regulations and (ii) will not conflict with, violate or breach or constitute a default or require any consent under any of its contractual obligations.

                  (d) Other than the rights granted to [ * ] pursuant to the [ * ] Agreement, TBC (i) has not granted any rights in, to or under the Background Technology to any third party and (ii) has not entered into any agreements that give any third party rights to acquire, own or possess any right or interest in any Background Technology or other proprietary rights arising or resulting from any research related thereto.

                  (e) TBC has provided to ICOS, on behalf of the Partnership, a true and complete copy of the [ * ] Agreement. None of the terms of the [ * ] Agreement have been amended, modified or waived and, with respect to [ * ], any "Backup Candidates" thereto and the Endothelin Receptor Antagonist Program, will not be amended, modified or waived without the prior written consent of the Partnership.

                  (f) TBC has provided to ICOS-GP, on behalf of the Partnership, a true and complete copy of the Consultant's Letter Agreement except for redactions of terms thereof that do not relate to the fees that are due thereunder with respect to the [ * ] Agreement. None of the terms of the Consultant's Letter Agreement have been amended, modified or waived and, with respect to fees due on payments under the [ * ] Agreement, will not be amended, modified or waived without the prior written consent of the Partnership.

                  (g) Attachment A contains a list of all patents issued and patent applications filed on or before the date of this Agreement that are owned or controlled by TBC or any of its Affiliates and that cover or relate to the composition, use or method of making an Endothelin


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Receptor, Endothelin Agent or Endothelin Product. All the inventors named in the patent applications have assigned, or are under an obligation to assign, to TBC all of their right, title and interest in the inventions claimed in the patent applications.

                  (h) TBC has not received any notice of a claim of infringement or misappropriation of any alleged rights asserted by any third party in relation to any Background Technology.

                  (i) TBC is not aware of any patents or other proprietary rights of any third party which would materially affect the Partnership's exercise of the license rights granted to it hereunder.

6.2      DISCLAIMER OF WARRANTIES

         Except as provided in Section 6.1, TBC EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PATENTABILITY AND NONINFRINGEMENT WITH RESPECT TO THE BACKGROUND TECHNOLOGY LICENSED HEREUNDER TO THE PARTNERSHIP BY TBC.

                            VII. TERM AND TERMINATION

7.1      TERM

         This Agreement (including the license and rights granted under Sections
2.1 and 2.2) shall come into effect as of the date hereof and shall remain in full force and effect until termination pursuant to Section 7.2.

7.2      DEFAULT

         In the event that the Partnership (the "Defaulting Party") shall default in a material obligation hereunder and fail to remedy such default within sixty (60) days after such default shall have been called to its attention by a notice in writing from TBC, then TBC, at its option, may terminate its obligations to, and the rights of, the Defaulting Party under the license to the Background Technology granted herein upon ten (10) days' written notice to the Defaulting Party, which termination shall be effective as of the occurrence of the event giving rise to the option to terminate.

7.3      CONTINUING OBLIGATIONS

         Notwithstanding the termination of a party's obligations to or the rights of the Defaulting Party under this Agreement in accordance with the provisions of Section 7.2, the provisions of Section 3.2, this Section 7.3 and
9.10 shall survive such termination and continue in full force and effect for an indefinite term, except to the extent the confidential technology or information


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would not be deemed confidential pursuant to the Research and Development
Service Agreement by and among the Partnership, ICOS and TBC dated as of the same date hereof.

                                  VIII. NOTICE

         All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by telex or facsimile, and confirmed by first class mail, registered or certified, return receipt requested, postage prepaid, and properly addressed as follows (in which case such notice shall be deemed to have been duly given on the third (3rd) day following the date of such sending):


          TBC:                           Texas Biotechnology Corporation
                                         7000 Fannin, 20th Floor
                                         Houston, TX 77030
                                         Attn:    President

          Partnership:                   ICOS-ET-GP LLC, General Partner
                                         c/o ICOS Corporation
                                         22021 - 20th Avenue S.E.
                                         Bothell, WA 98021
                                         Attn:    Judith A. Woods, Esq.
                                                    Legal Department

          With a copy to:                TBC SUBSIDIARY, General Partner
                                         700 Fannin, 20th Floor
                                         Houston, TX 77030
                                         Attn:    President


Any Party by giving notice to the others in the manner provided above may change such Party's address for purposes of this Article VIII.

                                IX. MISCELLANEOUS

9.1      ENTIRE AGREEMENT

         This Agreement, together with any other written agreements between the Parties hereto referred to in the Partnership Agreement, sets forth the entire agreement of the Parties with respect to the subject matter hereof and may not be modified except by a writing signed by authorized representatives of the Parties hereto.

9.2      HEADINGS

         Article and Section headings and numbers in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


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9.3      EXECUTION IN COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute one instrument.

9.4      FORCE MAJEURE

         It is agreed that each of the Parties hereto is excused from performing such acts as are required hereunder as may be prevented by or whose purpose is frustrated by acts of God, governmental restrictions, wars, insurrections, strikes, floods, work stoppages, lack of materials or any other condition beyond the Party's reasonable control. The Party so affected shall give notice to the other Party in writing promptly and thereupon shall be excused from such of its obligations hereunder as it is unable to perform on account of the force majeure condition throughout the duration thereof plus a period of thirty (30) days.

9.5      APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the choice of law provisions of the State of Delaware or any other jurisdiction.

9.6      ASSIGNMENT ON WRITTEN CONSENT

         This Agreement may not be assigned in whole or in part by TBC or the Partnership, except with the prior written consent of the other Party; provided, however, that the Partnership may sublicense its license rights hereunder and may assign its rights or obligations in connection with a merger, consolidation or reorganization of the Partnership or to a purchaser of all or substantially all its assets and that, after termination of the Partnership Agreement for any reason, this Agreement may be assigned in whole or in part by the Partnership.

         To the extent the foregoing provision in this Section 9.6 is unenforceable in the event of bankruptcy or insolvency of TBC, no assignment of this Agreement by TBC shall be permitted unless the assignee can demonstrate to the Partnership the assignee's ability to perform all TBC's obligations under this Agreement, including, without limitation, the financial and technical ability to (a) enforce, defend and maintain patents, copyrights and trade secrets and provide notices in accordance with Article IV and (b) prosecute and maintain in force patent applications and copyright registration in accordance with Article V.

9.7      SEVERABILITY

         In the event any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. In such event, such invalid provision or provisions shall be validly reformed to as nearly


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approximate the intent of the Parties as possible and, if unreformable, shall be severed and deleted from this Agreement.

9.8      NO WAIVER

         No failure or delay on the part of either Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or the remedies provided by law.

9.9      TRADEMARKS AND TRADE NAMES

         TBC, by this Agreement, grants no rights to the Partnership in any trademarks or trade names of TBC or of any of its respective subsidiaries or affiliated companies. Any such rights to be granted shall be documented in a separate written agreement.

9.10     INDEMNITY

         The Partnership hereby (a) releases TBC from any obligation to defend, indemnify or save the Partnership and its agents and employees harmless from and
(b) agrees to defend, indemnify and save TBC harmless from any and all costs, expenses (including attorneys' fees), liabilities, damages and claims for any injury or death to persons or damage to or destruction of property, or other loss ("Losses"), arising out of or in connection with any product made, used, offered for sale, sold, or imported by the Partnership or furnished pursuant to any provision hereunder except that the Partnership shall have no obligation to indemnify or defend TBC for or against Losses to the extent arising out of the negligence or willful misconduct of TBC.

9.11     OTHER AGREEMENTS

         Any other provision of this Agreement notwithstanding, nothing in this Agreement shall obligate TBC to disclose to the Partnership any information or to make available to the Partnership any materials in violation of an obligation of secrecy or a limitation of use imposed by a third party from whom such information or materials shall have been received.

9.12     ATTORNEYS' FEES AND COSTS

         In the event of any action at law or in equity between the Parties hereto to enforce any of the provisions hereof, the unsuccessful Party to such litigation shall pay to the successful Party all costs and expenses, including actual attorneys' fees, incurred therein by such successful Party; and if such successful Party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment. The successful Party shall be the Party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A Party not entitled to recover its costs shall not recover attorneys' fees.


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9.13     REMEDIES

         No right, power or remedy herein conferred upon or reserved to a Party is intended to be exclusive of any other right, power or remedy, and each and every right, power and remedy of a Party pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by a Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by a Party of any or all such other rights, powers or remedies.

9.14     BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and permitted assigns.

9.15     ATTACHMENT

         Attachment A attached hereto and referred to herein is hereby incorporated herein as though fully set forth.

9.16     NUMBER AND GENDER

         Words in the singular shall include the plural, and words in a particular gender shall include either or both additional genders, when the context in which such words are used indicates that such is the intent.

9.17     REPRESENTATIONS

         Each of the Parties hereto acknowledges and agrees (a) that no representation or promise not expressly contained in this Agreement has been made by the other Party hereto or by any of its agents, employees, representatives or attorneys; (b) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and (c) that each has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

9.18     AGREEMENT TO PERFORM NECESSARY ACTS

         Each Party agrees to perform any further acts and execute and deliver any and all further documents and/or instruments which may be reasonably necessary to carry out the provisions of this Agreement and to carry out the business purposes of the Partnership.


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9.19     RIGHTS IN THE EVENT OF BANKRUPTCY

         All rights in the Background Technology granted under this Agreement to the Partnership by TBC are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, a license of rights to "intellectual property" as defined in Section 101 of the U.S. Bankruptcy Code. The Partnership, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against TBC under the U.S. Bankruptcy Code, the Partnership shall be entitled to complete access to (or a complete duplicate of, as appropriate) any Background Technology.

         IN WITNESS WHEREOF, TBC and the Partnership executed this Agreement as of the date first above written.

                                           TEXAS BIOTECHNOLOGY CORPORATION

                                           By:  David B. McWilliams
                                               ---------------------------------
                                           Its:  President/CEO
                                               ---------------------------------


                                           ICOS-TEXAS BIOTECHNOLOGY L.P.
                                           By ICOS-ET-GP LLC, as General Partner

                                           By:  Paul Clark
                                              ----------------------------------
                                           Name:  Paul Clark
                                                --------------------------------
                                           Title:  Chairman & CEO
                                                 -------------------------------


                                           By TBC-ET, Inc., as General Partner

                                           By:  David B. McWilliams
                                              ----------------------------------
                                           Name:  David B. McWilliams
                                                --------------------------------
                                           Title:  President
                                                 -------------------------------


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                                  ATTACHMENT A



         [ * ]



















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